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                                                                   EXHIBIT 21.01

                       SUBSIDIARIES OF NASHUA CORPORATION

DOMESTIC                                      INCORPORATED
Nashua International, Inc.                      Delaware
Nashua Photo Inc.                               Delaware
Nashua P.R., Inc.                               Delaware

FOREIGN                                       INCORPORATED
Nashua FSC Limited (1)                          Jamaica

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(1) In liquidation.